Exhibit 10.16

GUARANTY

This Guaranty (as amended, supplemented or otherwise modified from time to time, this "Guaranty") is executed as of February 16,2011 by STANTON E. ROSS, an individual residing in 18304 Melrose Drive, Bucyrus, Kansas 66013 ("Guarantor"), for the benefit of AMEGY BANK, N.A., (the "Lender").

RECITALS:

WHEREAS, Lender and Infinity Energy Resources, Inc., a Delaware corporation (the "Borrower"), Infinity Oil and Gas of Texas, Inc., a Delaware corporation ("Infinity Texas") and Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation ("Infinity Wyoming" and, together with Infinity Texas, the "Subsidiary Guarantors"; the Subsidiary Guarantors and the Borrower are referred to herein as the "Credit Parties") have executed that certain Loan Agreement dated January 9,2007 (as amended, supplemented or otherwise modified and including, without limitation, that certain Fifth Forbearance Agreement, dated the date hereof, among the Credit Parties and the Lender, the "Loan Agreement"), pursuant to which the Lender has agreed, among other things, to make Forbearance Period Advances to the Borrower in aggregate principal amount not to exceed $1,050,000.00, subject to the terms and conditions set forth therein;

WHEREAS, it is expressly understood among the Guarantor, the Credit Parties and the Lender that the execution and delivery of this Guaranty is a condition precedent to Lender's obligations to make the Forbearance Period Advances;

WHEREAS, Guarantor has agreed to enter into this Guaranty with respect to the Guaranteed Obligations;

WHEREAS, in Guarantor's judgment, the value of the consideration received and to be received, directly or indirectly, by it under the Transaction Documents is reasonably worth at least as much as its liability and obligation under this Guaranty, and such liability and obligation may reasonably be expected to benefit Guarantor directly or indirectly.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor guarantees to Lender the due and punctual payment in full of all Guaranteed Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, as follows:

SECTION 1. DEFINITIONS

Unless otherwise defined herein, capitalized terms used in this Guaranty shall have the respective meanings set forth for such terms in the Loan Agreement, as hereinafter defined. The following terms shall have the following meanings:

"Commitment" means Lender's commitment to make Forbearance Period Advances at any time prior to the Forbearance Period Advance Maturity Date, subject to the terms and conditions set forth in the Loan Agreement.

"Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

"Guaranteed Obligations" means the Forbearance Period Advances and any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Borrower to the Lender arising out of or otherwise attributable to the Forbearance Period Advances, including but not limited to (a) any amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), (b) all interest (including, without limitation, interest accruing before and after maturity, before and after a Default, and during the pendency of any bankruptcy, receivership, insolvency or other similar proceeding under any applicable bankruptcy, insolvency or other law (regardless whether such interest is allowed in such proceeding)), (c) all reasonable fees, costs and expenses incurred in connection with the evaluation, preparation, negotiation, and execution of this Guaranty and any amendment, waiver, consent or other modification of the provisions hereof (whether or not the transactions contemplated hereby are consummated), including all reasonable attorneys' fees and expenses, and (d) all costs and expenses incurred in connection with the enforcement. attempted enforcement or preservation of any rights or remedies under this Guaranty (including such costs and expenses incurred during any "workout" or restructuring in respect hereof or thereof and during any legal proceeding, including any proceeding under the Bankruptcy Code or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors, including all financial advisors' and attorneys' fees and expenses.

"Liability Limit" means $500,000.

SECTION 2. GUARANTY

2.1.         Guaranty of the Obligations Guarantor hereby irrevocably and unconditionally guarantees to the Lender the due and punctual payment of the Guaranteed Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise; provided, however, that Guarantor's maximum aggregate liability hereunder shall not exceed the Liability Limit. At the Lender's option, all payments under this Guaranty shall be made to the office of Lender and in U.S. Dollars.

2.2.         Payment by Guarantor Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Lender may have at law or in equity against Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantor will upon demand pay, or cause to be paid, in cash, to the Lender, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations. whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations due and payable then owed to the Lender as aforesaid, in an aggregate amount not to exceed the Liability Limit.

2.3.         Liability of Guarantor Absolute Guarantor agrees that his obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of guarantor or surety other than (i) payment in full of the Guaranteed Obligations, (ii) his discharge and release herefrom or (iii) the termination of this Guaranty. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

(a) this Guaranty is (x) a guaranty of payment when due and not of collectability, (y) is a primary obligation of Guarantor and not merely a contract of surety and (z) independent of the Guaranteed Obligations;

(b) the Lender may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between the Borrower and the Lender with respect to the existence of such Event of Default;

(c) the obligations of Guarantor hereunder arc independent of the obligations of the Borrower and the obligations of any other guarantor, including the Subsidiary Guarantors, of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against the Borrower or any of such other guarantors, including the Subsidiary Guarantors, and whether or not the Borrower is joined in any such action or actions;

(d) payment by any other guarantor, including the Subsidiary Guarantors, of a portion, but 110t all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Lender is awarded a judgment in any suit brought to enforce Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release Guarantor from his covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by Guarantor, limit, affect, modify or abridge any other guarantor's liability in respect of the Guaranteed Obligations;

(e) the Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any Subsidiary Guarantor or other guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the Lender in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Lender may have against any such security, in each case as the Lender in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Transaction Documents; and

(f) this Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than (A) payment in full of the Guaranteed Obligations, (B) discharge and release from this Guaranty or (C) the termination of this Guaranty), including the occurrence of any of the following, whether or Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining. by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents. at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Transaction Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Transaction Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though the Lender might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the Lender's consent to the change. reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations~ (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) to the extent not prohibited by applicable law, any defenses, set offs or counterclaims which the Borrower may allege or assert against the Lender in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which mayor might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

2.4.        Waivers by Guarantor To the extent not prohibited by applicable law, Guarantor hereby waives: (a) any fight to require the Lender, as a condition of payment or performance by Guarantor, to (i) proceed against the Borrower, any other guarantor (including any Subsidiary Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of the Lender in favor of the Borrower or any other Person, (iv) pursue any other remedy in the power of the Lender whatsoever, including pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, and Rule 31 of the Texas Rules of Civil Procedure, as amended, (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other guarantor, including any Subsidiary Guarantor, including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other such guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Lender's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 2.3 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

2.5.         Guarantor's Rights of Subrogation, Contribution, etc Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, and to the extent not prohibited by applicable law, Guarantor hereby waives any right to exercise any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against the Borrower or any other guarantor, including any Subsidiary Guarantor, or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right to exercise any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to exercise any right to enforce, or to participate in, any claim, right or remedy that the Lender now has or may hereafter have against the Borrower, and (c) any right to exercise any right to any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Lender. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, and to the extent not prohibited by applicable law, Guarantor shall withhold exercise of any right of contribution Guarantor may have against any other guarantor (including any Subsidiary Guarantor) of the Guaranteed Obligations, including. without limitation. Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall, to the extent not prohibited by applicable laws, be junior and subordinate to any rights the Lender may have against the Borrower, to all right, title and interest the Lender may have in any such collateral or security, and to any right the Lender may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for the Lender and shall forthwith be paid over to the Lender to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

2.6.  Subordination of Other Obligations Any indebtedness of the Borrower now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Lender and shall forthwith be paid over to the Lender to be credited and applied against the Guaranteed Obligations.

2.7.         Continuing Guaranty The provisions of this Guaranty represent and evidence a continuing guaranty by Guarantor and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, Guarantor has been discharged and released herefrom, or Agreement has been terminated.. Guarantor hereby irrevocably waives any right to revoke his obligations under this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

2.8.         Authority of Guarantor or the Borrower It is not necessary for the Lender to inquire into the capacity or powers of Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of either of them.

2.9.         Financial Condition of the Borrower Any Forbearance Period Advance or other credit extension under the Loan Agreement may be made to the Borrower or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. The Lender shall not have any obligation to disclose or discuss with Guarantor its assessment, or Guarantor's assessment, of the financial condition of the Borrower. Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Transaction Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of aJl circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby waives and relinquishes any duty on the part of the Lender to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by the Lender.

2.10.      Bankruptcy, etc.

(a)           So long as any Guaranteed Obligations remain outstanding, Guarantor shall not, without the prior written consent of the Lender. commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other guarantor, including the Subsidiary Guarantors. The obligations of Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other guarantor, including the Subsidiary Guarantors, or by any defense which the Borrower or any other such guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantor and the Lender that the Guaranteed Obligations which are guaranteed by Guarantor pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Lender, or allow the claim of the Lender in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) Notwithstanding anything in this Guaranty to the contrary, in the event that all or any portion of the Guaranteed Obligations are paid, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are revoked, terminated, rescinded, reduced, recovered or otherwise restored or returned directly or indirectly as a preference, fraudulent transfer or otherwise, and any such payments shall constitute Guaranteed Obligations for all purposes hereunder.

2.11.       Information Guarantor agrees to furnish promptly to the Lender any and all financial or other information regarding Guarantor or its property as the Lender may reasonably request in writing.

2.12.       Offset Claims The Guaranteed Obligations shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of the Borrower or any other party against the Lender or against payment of the Guaranteed Obligations, whether such offset, claim, or defense arises in connection with the Guaranteed Obligations or otherwise. Such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury.

2.13.        Obligations of Married Persons Guarantor is married and hereby expressly agrees that he is acting on behalf of his marital community, that this Guaranty benefits or is expected to benefit the community, and that recourse may be had against both his separate property and the community's property.

SECTION 3. NOTICES

3.1.           Any notice or other communication herein required or permitted to be given to Guarantor or the Lender, shall be sent to the address set forth below. Each notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three business days after depositing it in the United States mail with postage prepaid and properly addressed.

If to Lender:

Amegy Bank, N .A.
4400 Post Oak Parkway, Suite 1300
Houston, Texas 77027
Attention: Hank Holmes
Telecopier: (713) 561-0316

If to Guarantor:

Stanton E. Ross
c/o Infinity Energy Resources, Inc.
11900 College Blvd. Suite 204
Overland Park, KS
Telephone: (913) 948-0512
Telecopier: (913) 938-4458

SECTION 4. AMENDMENTS; SUCCESSORS AND ASSIGNS

No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Lender and Guarantor. This Guaranty is for the benefit of the Lender and its successors and assigns. Guarantor acknowledges that in the event of an assignment of the Guaranteed Obligation or any part thereof in accordance with the Loan Agreement, the rights and benefits under this Guaranty may be transferred therewith. This Guaranty is binding on Guarantor and its successors and permitted assigns; provided, that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Lender (and any attempted assignment without such consent shall be void).

SECTION 5. GOVERNING LAW AND VENUE

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL BE PERFORMED IN HARRIS COUNTY, TEXAS. EACH OF GUARANTOR AND THE LENDER IRREVOCABLY AGREE THAT VENUE FOR ANY ACTION OR CLAIM RELATED TO THIS GUARANTY SHALL BE IN HARRIS COUNTY, TEXAS.

SECTION 6. WAIVER OF JURY TRIAL

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER THIS GUARANTY OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER is A MA TERIAL INDUCEMENT TO CONTINUE THEIR BUSINESS RELATIONSHIP AND TO MAKE THE FORBEARANCE PERIOD ADVANCES, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICA TIONS HERETO OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 7. CAPTIONS

Captions are for convenience only and should not be used in interpreting this Guaranty.

SECTION 8. FINAL AGREEMENT

THIS GUARANTY, THE LOAN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED BY THE CREDIT PARTIES, THE LENDER, OR GUARANTOR REPRESENT THE FINAL AGREEMENT BETWEEN OR AMONG SUCH PARTIES, AS THE CASE MAY BE, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 9. SEVERABILITY

In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, (a) the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic and legal effect of which comes as close as possible to the intent ofthe illegal, invalid or unenforceable provisions.

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IN WITNESS WHEREOF, and intending to be legally bound, Guarantor has executed this Guaranty on the day and year first above written.

GUARANTOR:

/s/: Stanton E. Ross
STANTON E. ROSS

STATE OF KANSAS	§
§
COUNTY OF JOHNSON	§

On February 16, 2011, before me, Debra S. Marcus [notary], personally appeared Stanton E. Ross, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the attached instrument and acknowledged to me that he executed same in his authorized capacity.

/s/:Debra S. Marcus
Notary Public in and for
The State of KANSAS

(seal)

CONSENT OF SPOUSE

Stanton E. Ross and Merett S. Ross [spouse's name] are married to each other. Merett S. Ross [spouse's name] (a) consents to all of the terms and conditions of the foregoing Guaranty. (b) agrees that this Guaranty benefits or is expected to benefit the marital community, and (c) agrees that under this Guaranty recourse may be had against the separate and community property of Stanton E. Ross, but recourse may be had only against the community property of Merett S. Ross [spouse's name].

Merett S. Ross
[spouse's name]

STATE OF KANSAS	§
§
COUNTY OF JOHNSON	§

On February 16, 2011, before me, Debra S. Marcus [notary], personally appeared Merett S. Ross [spouse's name], who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the attached instrument and acknowledged to me that he executed same in her authorized capacity.

/s/:Debra S. Marcus
Notary Public in and for
The State of KANSAS

(seal)